Exhibit 16.1

February 22, 2023

Securities and Exchange Commission

100 F Street NE

Washington, D.C. 20549

Re:	Galaxy Payroll Group Limited

Dear Commissioners:

We have read the Amendment No.2 to Registration Statement on Form F-1 dated February 22, 2023 of Galaxy Payroll Group Limited (the “Registrant”) and are in agreement with the statements contained under the section of Change in Registrant’s Certifying Accountant as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ Friedman LLP
New York, New York